UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015 (May 6, 2015)

IMS Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36381	27-1335689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

83 Wooster Heights Road

Danbury, CT 06810

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (203) 448-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2015, IMS Health Incorporated entered into an amendment to its senior secured credit facility to borrow $200 million in additional term loans. The proceeds from the additional term loans will be used to fund a portion of the share repurchase described below under Item 8.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On May 6, 2015, IMS Health Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), and the selling stockholders listed on Schedule 2 thereto (the “Selling Stockholders”), relating to an underwritten offering of 51,100,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Offering”). All of the Shares are being sold by the Selling Stockholders.

Of the 51,100,000 shares sold in the Offering, 40,024,781 shares will be sold to the public (the “Marketed Shares”) and 11,075,219 shares will be repurchased by the Company (the “Repurchased Shares”). The Marketed Shares will be sold to the public at a price of $27.50 per share and purchased by the Underwriters at a price of $26.675 per share. The Company will purchase the Repurchased Shares at a price of $27.0875 per share, which is equal to the midpoint between the public offering price and the price to the Selling Stockholders for the Marketed Shares. The Selling Stockholders also granted the Underwriters an option to purchase up to an additional 6,870,000 shares of common stock. On May 8, 2015, the Underwriters exercised their option in full to purchase additional shares.

The Company intends to fund the share repurchase with the proceeds from the borrowing of additional term loans described above and borrowings from the Company’s revolving credit facility and available cash.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Offering is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission that became effective on May 4, 2015 (Registration No. 333-203836). The closing of the Offering is expected to take place on or about May 12, 2015, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated May 6, 2015, regarding the Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 6, 2015, by and among the Company, the Underwriters and the Selling Stockholders

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Holdings, Inc.
(Registrant)

Date: May 12, 2015	By:	/s/ Ronald E. Bruehlman
		Name:	Ronald E. Bruehlman
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 6, 2015, by and among the Company, the Underwriters and the Selling Stockholders

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)